Nutek Oil, Inc.
900 N.E. Loop 410, Suite E121
San Antonio, Texas 78209
Tel : 210-316-9097

August 13, 2002

To:

Smitty's Pumping Service
407 Washington
Devine, TX 78016

Attn: Charles Smith, owner

Re: Contract pumping services for Nutek Oil, Inc. leases in Big Foot and Kyote Fields

Chuck,

This will confirm our verbal agreement for the contract pumping for our leases in the Big Foot and Kyote fields as follows:

1. You will handle all pumping, sales of crude oil, normal repairs, and other services which are a normal part of pumping services for oil leases. This will include all normal reports.

2. You will be paid initially the sum of twenty five hundred dollars ($2,500.00) per mo. with the intent to escalate this amount as more wells are completed and put on production up to a maximum of thirty two hundred dollars ($3,200.00) per mo. for all of the existing wells. The pay for each month will be mutually agreed by yourself and Dave Cummings prior to the beginning of said month. This will be paid at the beginning of each month for pumping services for that month.

3. You will be paid for any additional repairs or services which are not a part of normal pumping services on an invoice basis. This will be paid within thirty days after the end of the month in which such repairs or services were performed.

4. This agreement is effective as of 8-1-02 and will continue in force and effect until terminated by either party with thirty (30) days written notice.

5.  This agreement may be amended in writing by both parties.

I believe that this covers the general terms of our agreement.









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Yours very truly,

Nutek Oil, Inc.


By:  /s/ Murray Conradie
------------------------
Murray N. Conradie, CEO


If the above letter sets forth our agreement as you understand it, please signify by signing below and returning one copy:

Accepted by:

Smitty's Pumping Service


By:  /s/ Charles Smith           8-14-02
----------------------           -------
Charles Smith, owner             Date



Approved by:

Nutek Oil, Inc.


By:  /s/ Murray Conradie         8-13-02
------------------------         -------
Murray N. Conradie, CEO          Date
























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